CareView Communications, Inc. 10-Q
Exhibit 10.104

FIRST ADDENDUM TO
SALES CONSULTING AGREEMENT

This First Addendum to Sales Consulting Agreement (“Addendum”) is entered into on May 31, 2012 by and among CareView Communications, Inc., a Nevada corporation (“CareView”), Foundation Medical, LLC, a South Carolina limited liability company (“Foundation”) and Donald Shirley, an individual residing in South Carolina (“Shirley”) (Foundation and Shirley known collectively as the “Consultant”).

WHEREAS, the parties entered into a Sales Consulting Agreement on March 1, 2012 (the “Agreement”).

WHEREAS, the parties acknowledge and agree that the compensation set forth in Item 1 of the Agreement did not correctly represent the intention of the parties, and

WHEREAS, the parties desire to clarify to language regarding that compensation through this Addendum.

NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.
The terms of Item 1. Cancellation of Distribution Agreement in the Agreement incorrectly called for the issuance to the Consultant of an aggregate of 100,000 restricted shares of CareView Common Stock as consideration for cancellation of the Distribution Agreement.

2.
The parties intended that the consideration in Item 1 of the Agreement call for the issuance of a Common Stock Purchase Warrant (“Warrant”) to the Consultant for the purchase of an aggregate of 100,000 shares of CareView Common Stock.

3.
The parties agree that (i) the shares should not have been, were not, and will not be issued and (ii) Warrants for an aggregate of 100,000 shares will be issued as follows: (i) a Warrant for 50,000 shares shall be issued upon the signing of the Addendum with an exercise price set at the closing price of CareView’s Common Stock on the date of issuance and (ii) a Warrant for 50,000 shares shall be issued on the first anniversary date of the Agreement with the exercise price set at the closing price of CareView’s Common Stock on the date of issuance. Shares underlying the Warrants will vest immediately upon issuance of each Warrant.

4.	The parties agree that all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day and year first above written.

FOUNDATION MEDICAL, LLC		CAREVIEW COMMUNICATIONS, INC.

By:	/s/ Donald Shirley	By:	/s/ Samuel A. Greco
	Donald Shirley, Managing Member		Samuel A. Greco, Chief Executive Officer

/s/ Donald Shirley
Donald Shirley, an individual